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                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.3

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                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 27, 2003

                                  by and among

                                  FISERV, INC.

                                       and

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED
                                       AND
                          THE OTHER INITIAL PURCHASERS
                               REFERRED TO HEREIN

                            as the Initial Purchasers

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                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of June 27, 2003 by and among FISERV, INC., a Wisconsin corporation (the "Company"), and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and the other parties referred to in Annex A hereto (each, an "Initial Purchaser" and collectively, the "Initial Purchasers").

        This Agreement is made in accordance with the Purchase Agreement dated June 24, 2003 (the "Purchase Agreement") by and among the Company and the Initial Purchasers, which provides for, among other things, the sale by the Company to the Initial Purchasers of $100,000,000 aggregate principal amount of the Company's 3% Notes due 2008 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

        "Additional Interest" shall have the meaning set forth in Section 2(e) hereof.

        "Advice" shall have the meaning set forth in the last paragraph of
Section 3 hereof.

        "Affiliate" shall have the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

        "Applicable Period" shall have the meaning set forth in Section 3(u) hereof.

        "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law, executive order or regulation to remain closed.

        "Closing Time" shall mean the Closing Time as defined in the Purchase Agreement.

        "Commission" shall mean the Securities and Exchange Commission.

        "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and assigns permitted under the Indenture.

        "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

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        "Effectiveness Period" shall have the meaning set forth in Section 2(b)
hereof.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "Exchange Offer" shall mean the offer by the Company to the Holders to exchange all of the Registrable Notes (other than Private Exchange Notes) for a like amount of Exchange Notes pursuant to Section 2(a) hereof.

        "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

        "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Commission Form S-4 (or, if applicable, on another appropriate form) covering the Exchange Offer, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

        "Exchange Period" shall have the meaning set forth in Section 2(a) hereof.

        "Exchange Notes" shall mean the 3% Notes due 2008 of the Company to be issued under the Indenture with terms identical to the Notes (except that (i) interest thereon shall accrue from the last date to which interest has been paid or duly made available for payment on the Notes or, if no such interest has been paid or duly made available for payment, from the Issue Date, (ii) provisions relating to an increase in the stated rate of interest thereon upon the occurrence of a Registration Default shall be eliminated, and (iii) the transfer restrictions and legends relating to restrictions on ownership and transfer thereof without registration under the Securities Act shall be eliminated) and offered to Holders of Registrable Notes in exchange for Registrable Notes pursuant to the Exchange Offer.

        "Holder" shall mean, as the context requires, (i) the Initial Purchasers, for so long as they own any Registrable Notes, and each of their respective successors, assigns and direct and indirect transferees who become registered holders of Registrable Notes under the Indenture and (ii) each Participating Broker-Dealer that holds Exchange Notes, for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

        "Indenture" shall mean the Indenture, dated as of June 27, 2003, between the Company, as issuer, and BNY Midwest Trust Company, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

        "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

        "Inspectors" shall have the meaning set forth in Section 3(o) hereof.

        "Issue Date" shall mean June 27, 2003, the date of original issuance of the Notes.

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        "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Registrable Notes outstanding; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its Affiliates shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage.

        "NASD" shall mean National Association of Securities Dealers, Inc.

        "Notes" shall have the meaning set forth in the preamble to this Agreement.

        "Participating Broker-Dealer" shall have the meaning set forth in
Section 3(u) hereof.

        "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, joint venture, limited liability company, or a government or agency or political subdivision thereof.

        "Private Exchange" shall have the meaning set forth in Section 2(a) hereof.

        "Private Exchange Notes" shall have the meaning set forth in Section 2(a) hereof.

        "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

        "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

        "Records" shall have the meaning set forth in Section 3(o) hereof.

        "Registrable Notes" shall mean the Notes and, if issued, the Private Exchange Notes; provided, however, that Notes or Private Exchange Notes, as the case may be, shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes or Private Exchange Notes for the exchange or resale thereof, as the case may be, shall have been declared effective under the Securities Act and such Notes or Private Exchange Notes, as the case may be, shall have been disposed of pursuant to such Registration Statement, (ii) such Notes or Private Exchange Notes, as the case may be, shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Notes or Private Exchange Notes, as the case may be, shall have ceased to be outstanding or (iv) with respect to the Notes, such Notes shall have been exchanged for Exchange Notes upon consummation of the Exchange Offer and are thereafter freely tradeable by the holder thereof (other than an Affiliate of the Company).

        "Registration Default" shall have the meaning set forth in Section 2(e) hereof.

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        "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all Commission or NASD registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Notes in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements or other similar agreements, certificates representing the Notes, Private Exchange Notes (if any) or Exchange Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company or for any other Person, business or assets whose financial statements are included in any Registration Statement or Prospectus, including the expenses of any "cold comfort" letters required by or incident to the performance of and compliance with this Agreement, (vi) the reasonable fees and expenses of the Trustee, any registrar, the Depositary, any paying agent, any escrow agent or any custodian, in each case including fees and disbursements of their respective counsel, (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, (viii) all fees and expenses incurred in connection with the listing, if any, of the Notes, Private Exchange Notes (if any) or Exchange Notes on any securities exchange or exchanges or on any quotation system and (ix) all fees and disbursements relating to the qualification of the Indenture under the TIA.

        "Registration Statement" shall mean any registration statement of the Company which covers the Exchange Offer or the resale of the Registrable Notes pursuant to the provisions of this Agreement (including, without limitation, any Exchange Offer Registration Statement and any Shelf Registration Statement), and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

        "Rule 144(k) Period" shall mean the period of two years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

        "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

        "Shelf Registration Event" shall have the meaning set forth in Section 2(b) hereof.

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        "Shelf Registration Event Date" shall have the meaning set forth in
Section 2(b) hereof.

        "Shelf Registration Statement" shall mean a registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers the resale of all of the Registrable Notes on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

        "TIA" shall mean the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "Trustee" shall mean the trustee with respect to the Notes, the Private Exchange Notes (if any) and the Exchange Notes under the Indenture.

        2.      Registration Under the Securities Act.

        (a) Exchange Offer. Except as set forth in Section 2(b) below, the Company shall, for the benefit of the Holders, at the Company's cost, (i) cause to be filed with the Commission on or prior to the 90th day after the Issue Date an Exchange Offer Registration Statement on an appropriate form under the Securities Act relating to the Exchange Offer, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the Commission on or prior to the 270th day after the Issue Date, (iii) use its reasonable best efforts to keep such Exchange Offer Registration Statement effective for not less than 20 Business Days (or longer if required by applicable law or extended by the Company, at the option of the Company) after the date notice of the Exchange Offer is mailed to the Holders to and including the closing of the Exchange Offer, and (iv) use its reasonable best efforts to complete the Exchange Offer no later than 45 days after the Exchange Offer Registration Statement becomes effective. Promptly after the effectiveness of the Exchange Offer Registration Statement, the Company shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Notes for a like principal amount of Exchange Notes (provided that such Holder (w) is not an Affiliate of the Company, (x) is not an Initial Purchaser tendering Registrable Notes acquired directly from the Company on the Issue Date, (y) acquired the Exchange Notes in the ordinary course of such Holder's business and (z) has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes) to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act or under the securities or blue sky laws of any state of the United States or other jurisdiction.

        In connection with the Exchange Offer, the Company shall:

    (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

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    (ii)  keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law or extended by the Company, at the option of the Company) (such period referred to herein as the "Exchange Period");

    (iii) utilize the services of the Depositary for the Exchange Offer with respect to Notes represented by a global certificate;

    (iv) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice to Holders, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Notes exchanged;

    (v) notify each Holder that any Note not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

    (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

        If any Initial Purchaser determines upon advice of its counsel that it is not eligible to participate in the Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment in its initial placement pursuant to the Purchase Agreement, as soon as practicable upon receipt by the Company of a written request from such Initial Purchaser prior to the later of the consummation of the Exchange Offer and the 90th day after the Issue Date, the Company shall issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser a like aggregate principal amount of senior debt securities of the Company (the "Private Exchange Notes") to be issued under the Indenture with terms identical to the Exchange Notes (except that such Private Exchange Notes shall be subject to the transfer restrictions and legends relating to restrictions on ownership and transfer thereof without registration under the Securities Act that are applicable to the Notes). The Exchange Notes, the Private Exchange Notes and the Notes will vote and consent together on all matters as a single series under the Indenture and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter. The Private Exchange Notes shall be part of the same series as the Exchange Notes, and the Company will use its reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for the Private Exchange Notes as for the Exchange Notes issued pursuant to the Exchange Offer.

        As soon as practicable after the close of the Exchange Offer and, if applicable, the Private Exchange, the Company shall:

    (i) accept for exchange all Notes or portions thereof duly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

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    (ii)  deliver, or cause to be delivered, to the Trustee for cancellation all
          Notes or portions thereof so accepted for exchange by the Company; and

    (iii) issue, and cause the Trustee to promptly authenticate and deliver to each Holder, new Exchange Notes or Private Exchange Notes, as applicable, equal in principal amount to the principal amount of the Notes surrendered by such Holder.

        Interest on each Exchange Note and Private Exchange Note issued pursuant to the Exchange Offer and in the Private Exchange will accrue from the last date on which interest was paid or duly made available for payment on the Note surrendered in exchange therefor or, if no interest has been paid or duly made available for payment on such Note, from the Issue Date.

        To the extent not prohibited by any law or applicable interpretation of the staff of the Commission, the Company shall use its reasonable best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions other than the conditions referred to in
Section 2(b)(i) and (ii) below and those conditions that are customary in similar exchange offers. Each Holder of Registrable Notes who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including, representations that (i) it is not an Affiliate of the Company, (ii) it is not an Initial Purchaser tendering Registrable Notes acquired directly from the Company on the Issue Date, (iii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iv) at the time of the Exchange Offer, it has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. The Company shall inform the Initial Purchasers, after consultation with the Trustee, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders in order to facilitate the tender of Registrable Notes in the Exchange Offer.

        Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement (other than the provisions in this Section 2(a) and Section 2(e) that relate to the Exchange Offer) shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Company shall have no further obligation to register the Registrable Notes (other than Private Exchange Notes) held by any Holder under Section 2(b) of this Agreement.

        (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 270 days following the Issue Date or
(B) the Exchange Offer is not consummated within 45 days after effectiveness of the Exchange Offer Registration Statement (provided that if the Exchange Offer Registration Statement shall be declared effective after such 270-day period or if the Exchange Offer shall be consummated after such 45-day period, then the Company's obligations under this clause (ii)

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arising from the failure of the Exchange Offer Registration Statement to be declared effective within such 270-day period or the failure of the Exchange Offer to be consummated within such 45-day period, respectively, shall terminate), (iii) if any Holder (other than an Initial Purchaser holding Notes under the circumstances referred to in clause (iv) below) is not eligible to participate in the Exchange Offer under applicable law or applicable interpretations of the staff of the Commission or elects to participate in the Exchange Offer but does not receive Exchange Notes which are freely tradeable without any limitations or restrictions under the 1933 Act or (iv) upon the request of any Initial Purchaser prior to the 90th day following the consummation of the Exchange Offer with respect to any Registrable Notes held by it, if such Initial Purchaser is not permitted, in the opinion of its counsel, pursuant to applicable law or applicable interpretations of the staff of the Commission, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and the securities or blue sky laws of any state of the United States or other jurisdiction (any of the events specified in (i), (ii), (iii) or (iv) being herein referred to as a "Shelf Registration Event" and the date of occurrence thereof being herein referred to as a "Shelf Registration Event Date"), the Company shall, at its cost:

                (A) as promptly as practicable, but no later than (a) the 270th day after the Issue Date or (b) the 60th day after any such filing obligation arises, whichever is later, file with the Commission a Shelf Registration Statement relating to the resale of the Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Notes and set forth in such Shelf Registration Statement;

                (B) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable, but in no event later than the 60th day after the date on which the Company is required to file the Shelf Registration Statement; it being understood that in the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) or (iv) above, the Company shall file and use its reasonable best efforts to have declared effective by the Commission both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes other than the Private Exchange Notes (if any) and a Shelf Registration Statement with respect to resales of Registrable Notes held by the related Holder or Initial Purchaser, as applicable;

                (C) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years after the Issue Date (subject to extension pursuant to the last paragraph of Section 3) or, if earlier, until all of the Registrable Notes covered by such Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement in accordance with the intended method of distribution thereunder, (ii) become eligible for resale pursuant to Rule 144(k) under the 1933 Act or (iii) cease to be Registrable Notes (the "Effectiveness Period"); and

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                (D)     notwithstanding any other provisions hereof, use its
        reasonable best efforts to ensure that (i) the Shelf Registration Statement and each amendment thereto (if any) and the Prospectus forming a part thereof and each amendment or supplement thereto comply in all material respects with the Securities Act, (ii) neither the Shelf Registration Statement nor any amendment thereto, when it becomes effective, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) except during circumstances described in the last two paragraphs of Section 3, neither the Prospectus forming part of the Shelf Registration Statement nor any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this provision shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Holder of Registrable Notes expressly for use therein.

        During any 365-day period, the Company may, by notice to the Holders, suspend the availability of the Shelf Registration Statement and the use of the Prospectus for up to two periods, regardless of duration, but not more than an aggregate of 60 days, or for one period not to exceed 30 consecutive days, if:
(i) such action is required by applicable law; (ii) such action is taken by the Company in good faith and for valid business reasons, including the acquisition or divestiture of assets or a material corporate transaction or event; or (iii) the happening of any event or the discovery of any fact that makes any statement made in the Shelf Registration Statement or Prospectus untrue in any material respect or constitutes an omission to state a material fact in the Shelf Registration Statement or Prospectus.

        No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 5 Business Days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the Commission to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

        The Company shall not permit any securities other than Registrable Notes to be included in the Shelf Registration.

        (c) Expenses. The Company shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to Section 2(a) and/or 2(b) hereof and will reimburse a single counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Notes in connection with a Shelf Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein,

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each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes.

        (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to such Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Exchange Offer Registration Statement or Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Notes pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if either it voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period, unless such action is required or prohibited, as the case may be, by applicable law.

        (e)     Increase in Interest Rate. In the event that:

    (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 90th day following the Issue Date, or

    (ii) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 270th day following the Issue Date, or

    (iii) the Exchange Offer is not consummated on or prior to the 45th day following the effective date of the Exchange Offer Registration Statement, or

    (iv) if required, the Shelf Registration Statement is not filed with the Commission on or prior to (A) the 270th day following the Issue Date or (B) the 60th day after the filing obligation arises, whichever is later, or

    (v) if required, the Shelf Registration Statement is not declared effective on or prior to the 60th day after the date on which the Company is required to file such Shelf Registration Statement, or

    (vi) the Shelf Registration Statement is declared effective by the Commission but such Shelf Registration Statement ceases to be effective or such Shelf Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Registrable Notes for any reason during the Effectiveness Period and either (A) the aggregate number of days in any consecutive 365-day period for which such Shelf Registration Statement or Prospectus shall not be effective or usable exceeds 60 days, (B) such Shelf Registration Statement or Prospectus shall not be effective or usable for more

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          than two periods (regardless of duration) in any consecutive 365-day period or (C) such Shelf Registration Statement or Prospectus shall not be effective or usable for a period of more than 30 consecutive days, or

    (vii) the Exchange Offer Registration Statement is declared effective by the Commission but, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Notes as contemplated by Section 3(u), the Exchange Offer Registration Statement ceases to be effective or the Exchange Offer Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Exchange Notes for any reason during the 180-day period referred to in Section 3(u) of this Agreement (as such period may be extended pursuant to the last sentence of Section 3) and either (A) the aggregate number of days in any consecutive 365-day period for which the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable exceeds 60 days, (B) the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period or (C) the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable for a period of more than 30 consecutive days,

(each of the events referred to in clauses (i) through (vii) above being herein referred to as a "Registration Default"), the per annum interest rate borne by the Registrable Notes or, in the case of clause (vii) above, the Exchange Notes, as the case may be, shall be increased ("Additional Interest") by one-quarter of one percent (0.25%) per annum immediately following such 90-day period in the case of clause (i) above, immediately following such 270-day period in the case of clause (ii) above, immediately following such 45-day period in the case of clause (iii) above, immediately following any such 270-day period or 60-day period, whichever ends later, in the case of clause (iv) above, immediately following such 60-day period in the case of clause (v) above, immediately following the 60th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 30th consecutive day, whichever occurs first, that the Shelf Registration Statement shall not be effective or such Shelf Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vi) above, or immediately following the 60th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 30th consecutive day, whichever occurs first, that the Exchange Offer Registration Statement shall not be effective or such Exchange Offer Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided that the aggregate increase in such per annum interest rate may in no event exceed one-half of one percent (0.50%) per annum and the Company will not be required to pay Additional Interest for more than one Registration Default at any one time. Upon the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (i) above, the effectiveness of the Exchange Offer Registration Statement after the 270-day period described in clause (ii) above, the consummation of the Exchange Offer after the 45-day period described in clause (iii) above, the filing of the Shelf Registration Statement after the 270-day period or 60-day period, as the case may be, described in clause (iv) above, the effectiveness of the Shelf Registration Statement after the 60-day period described in clause (v) above, or the Shelf Registration Statement once again being effective or such Shelf Registration Statement and the Prospectus included therein becoming usable in connection with resales of Registrable Notes, as the case may be, in the case of clause (vi) above, or the Exchange Offer Registration Statement once again becoming effective or such Exchange Offer Registration Statement and the Prospectus included therein becoming usable in connection with resales of Exchange Notes, as the case may be, in the case of clause (vii) thereof, the interest rate borne by the Registrable Notes or, in the case of clause (vii) above, the Exchange Notes, as the case may be, from the date of such filing, effectiveness, consummation or resumption of effectiveness or useability, as the case may be, shall be reduced to 3% per annum so long as no other Registration Default shall have occurred and shall be continuing at such time and the Company is otherwise in compliance with this Section; provided, however, that, if after any such reduction in interest rate, one or more Registration Defaults shall again occur, the interest rate shall again be increased pursuant to the foregoing provisions.

        The Company shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Notes or Exchange Notes, as the case may be, on or before next succeeding semi-annual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest accrued to such interest payment date. Additional Interest due on each such interest payment date shall be payable to the Holder of Registrable Notes or Exchange Notes, as the case may be, entitled to receive the interest payable on such interest payment date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the applicable Event Date.

        Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Notes for Exchange Notes in the Exchange Offer will not be entitled to receive any Additional Interest.

        (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers, the Holders and any Participating Broker-Dealers, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) through 2(d) hereof may result in material irreparable injury to the Initial Purchasers, the Holders or the Participating Broker-Dealers for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers, any Holder and any Participating Broker-Dealer may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) through 2(d) hereof.

        3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall use its reasonable best efforts to:

        (a) prepare and file with the Commission a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Notes and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith; use its reasonable best efforts to cause such Registration Statement to become effective and remain effective and usable for resales in accordance with Section 2 hereof and to promptly notify Holders of such effectiveness; provided, however, that if (1) such filing is pursuant to Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Notes and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity (which shall be at least four Business Days) to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed; and not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object in a timely manner;

        (b) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be and cause each Prospectus to be supplemented, if so determined by the Company or requested by the Commission, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and deliver copies thereof to the Holders promptly after its preparation and filing with the Commission; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

        (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holder that the distribution of Registrable Notes will be made in accordance with the method selected by the Majority Holders; (ii) furnish to each Holder of Registrable Notes included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

        (d) in the case of a Shelf Registration, register or qualify the Registrable Notes or Exchange Notes under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the Commission as any Holder of Registrable Notes or Exchange Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and, if applicable, underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes or Exchange Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

        (e) (1) in the case of a Shelf Registration or (2) if Participating Broker-Dealers from whom the Company has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(u) hereof, are seeking to sell Exchange Notes and are required to deliver Prospectuses, promptly notify each Holder of Registrable Notes, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Notes or the Exchange Notes to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period or the Applicable Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the reasonable determination of the Company that a post-effective amendment to the Registration Statement would be appropriate;

        (f) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

        (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

        (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Notes pursuant to such Shelf Registration Statement;

        (i) in the case of a Shelf Registration or an Exchange Offer Registration, promptly after the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes or Exchange Notes, as the case may be, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

        (j) in the case of a Shelf Registration, a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide a reasonable number of copies of such document to the Holders; and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Notes or the Initial Purchasers on behalf of such Holders available for discussion of such document;

        (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

        (l) cause the Indenture to be qualified under the TIA, in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such documents to be so qualified in a timely manner;

        (m) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders of at least 25% in aggregate principal amount of the Registrable Notes in order to expedite or facilitate the registration or the disposition or the Registrable Notes;

        (n) in the case of a Shelf Registration, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) the Initial Purchasers, in the case where the Initial Purchasers hold Notes acquired by them as part of their initial placement or (y) Holders of at least 25% in aggregate principal amount of the Registrable Notes covered thereby: (i) make such representations and warranties to Holders of such Registrable Notes and the underwriters (if any), with respect to the business of the Company and the subsidiaries of the Company as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in aggregate principal amount of the Registrable Notes being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions);
(iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters (if any) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriters) customary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders); and in the case of an underwritten registration, the above requirements shall be satisfied at each closing under the related underwriting agreement or as and to the extent required thereunder;

        (o)     if (l) a Shelf Registration is filed pursuant to Section 2(b) or
(2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make reasonably available for inspection by any selling Holder of Registrable Notes or Participating Broker-Dealer, as applicable, who certifies to the Company that it has a current intention to sell such Registrable Notes or Exchange Notes, any underwriter participating in any such disposition of Registrable

Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder, Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that records and information which the Company determines, in good faith, to be confidential and any Records and information which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such Records or information previously has been made generally available to the public; each Inspector will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder; and each Inspector will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

        (p) comply with all applicable rules and regulations of the Commission so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12- month periods;

        (q) upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or the Private Exchange, as the case may be, substantially to the effect that (i) the Company has duly authorized, executed and delivered such Exchange Notes or Private Exchange Notes, as the case may be, and (ii) such Exchange Notes or the Private Exchange Notes, as the case may be, constitutes valid and and legally binding obligations of the Company, enforceable against the Company, in accordance with their respective terms (in each case, with customary exceptions);

        (r) if an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Notes delivered by such Holders that such Registrable Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; (it being understood that in no event shall such Registrable Notes be marked as paid or otherwise satisfied);

        (s) cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD;

        (t) take all other reasonable steps necessary to effect the registration of the Exchange Offer or the resale of Registrable Notes contemplated hereby;

        (u)     in the case of the Exchange Offer Registration Statement, (A)
(i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Initial Purchasers or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such Participating Broker-Dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers or such other representative, represent the prevailing views of the staff of the Commission, including a statement that any Participating Broker-Dealer who receives Exchange Notes for Registrable Notes in the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (it being understood that the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto), (iii) keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Notes; provided, however, that such period shall not be required to exceed 180 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period") and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

        "If the exchange offeree is a broker-dealer holding Registrable Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Registrable Notes pursuant to the Exchange Offer";

and (y) a statement to the effect that by a broker-dealer making the acknowledgment referred to in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act and (B) the Company agrees to deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers, if Participating Broker-Dealers will participate in the Exchange Offer and if requested by the Initial Purchasers or such other representative of Participating Broker-Dealers, on behalf of the Participating Broker-Dealers, (i) upon consummation of the Exchange Offer, an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchasers or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) upon consummation of the Exchange Offer, an officers' certificate containing certifications substantially similar to those set forth in Section 5(c) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) upon effectiveness of the Exchange Offer Registration Statement and upon consummation of the Exchange Offer, a comfort letter, in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

        The Company may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Company with such information regarding such seller as may be required by the staff of the Commission to be included in a Registration Statement. The Company may exclude from such registration the Registrable Notes of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall have no obligation to register under the Securities Act the Registrable Notes of a seller who so fails to furnish such information.

        In the case of a Shelf Registration Statement, or if Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in this Section 3(u) are seeking to sell Exchange Notes and are required to deliver a Prospectus, each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi), such Holder will forthwith discontinue disposition of Registrable Notes or Exchange Notes, as the case may be, pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes or Exchange Notes, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes or Exchange Notes, as the case may be, pursuant to a Registration Statement, the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable after the resolution of the related matters an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement is required to be maintained effective and usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

        4. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company shall indemnify and hold harmless each Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Notes, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective partners, directors, officers, employees and agents, as follows:

    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or any preliminary prospectus or Prospectus (or any amendment or supplement thereto), covering Registrable Notes or Exchange Notes, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission in the Registration Statement (or any amendment thereto) or any preliminary prospectus or Prospectus (or any amendment or supplement thereto); provided that (subject to Section 4(d) hereof) any such settlement is effected with the prior written consent of the Company; and

    (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel, except to the extent otherwise expressly provided in Section 4(c) hereof), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser, Holder, underwriter or Participating Broker-Dealer for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

        (b) Each Initial Purchaser, each Holder, each underwriter and each Participating Broker-Dealer agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and each officer of the Company who signed the Registration Statement), each other Initial Purchaser, each other selling Holder, each other underwriter and each other Participating Broker-Dealer and each Person, if any, who controls the Company, any other Initial Purchaser, any other selling Holder, any other underwriter or any other Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in
Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser, Holder, underwriter or Participating Broker-Dealer, as the case may be, expressly for use in such Registration Statement (or any amendment thereto) or any such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes or Exchange Notes, as the case may be, pursuant to the related Registration Statement.

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4 to the extent that it is not materially prejudiced by such failure as a result thereof, and in any event shall not relieve it from liability which it may have otherwise on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) or (b) above, counsel to the indemnified parties shall be selected by such parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party (which counsel shall not also be counsel to the indemnifying party unless the indemnified party shall specifically consent thereto). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, the indemnifying party shall not be liable to the indemnified party under this
Section 4 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ one counsel (in addition to local counsel) to represent such indemnified party and the respective officers, employees and controlling persons of such indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against any indemnifying party under this Section 4 if, in the judgment of the indemnified party, either (i) there is an actual or potential conflict between the position of the indemnifying party, on the one hand, and the indemnified party, on the other hand, or (ii) there may be defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in either event the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party), whereupon all related reasonable fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel pursuant to Section 4(a), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses and sets forth the basis for such dispute.

        (e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by such indemnified party, as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the offering of the Notes, the Exchange Notes and the Registrable Notes (taken together) included in such offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation.

    The relative benefits received by the Company from the offering of the Notes, the Exchange Notes and the Registrable Notes (taken together) included in such offering shall in each case be deemed to include the proceeds received by the Company in connection with the offering of the Notes pursuant to the Purchase Agreement. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to the Initial Purchasers pursuant to the Purchase Agreement shall not be deemed to be a benefit received by the Initial Purchasers in connection with the offering of the Exchange Notes or Registrable Notes included in such offering.

    The relative fault of such indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 4, each Affiliate of a Holder, and each partner, director, officer, employee and Person, if any, who controls a Holder or such Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company and each officer who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

        5. Participation in an Underwritten Registration. No Holder may participate in an underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

        6. Selection of Underwriters. The Holders of Registrable Notes covered by the Shelf Registration Statement who desire to do so may sell Registrable Notes covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(m) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Notes included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

        7.      Miscellaneous.

        (a) Rule 144 and Rule l44A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Notes remain outstanding, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act; provided, however, that if the Company ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Notes (a) make publicly available such information (including, without limitation, the information specified in Rule 144(c)(2) under the Securities Act) as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) promptly deliver or cause to be delivered such information (including, without limitation, the information specified in Rule 144A(d)(4) under the Securities Act) to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

        (b) No Inconsistent Agreements. The Company has not entered into, nor will the Company on or after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or which otherwise conflicts with the provisions hereof. The provisions hereof do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities.

        (c) Amendments and Waivers. The provisions of this Agreement, including this clause (c), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder of Registrable Notes. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Notes, by written agreement signed by the Company and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the Commission) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchasers and the Company. Each Holder of Registrable Notes shall be bound by any amendment or waiver effected pursuant to this Section 7(c), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Notes or is delivered to such Holder.

        (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 7(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

        All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

        (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such transferee shall be entitled to receive the benefits hereof.

        (f) Third Party Beneficiaries. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Initial Purchasers and the Company, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent any of them deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

        (g) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

        (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k) Notes Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                        FISERV, INC.

                                        By: /s/ Leslie M. Muma
                                            ------------------------------------
                                            Name:  Leslie M. Muma
                                            Title: President and Chief Executive
                                                    Officer

Confirmed and accepted as of
the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By: /s/ Amir Mirza
    ------------------------------------
    Name:  Amir Mirza
    Title: Vice President

For itself and on behalf of the other Initial Purchasers

                                                                         ANNEX A

                               INITIAL PURCHASERS

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Banc One Capital Markets, Inc
Wachovia Securities, LLC
BNY Capital Markets, Inc.
U.S. Bancorp Piper Jaffray Inc.
SunTrust Capital Markets, Inc.

                                    Annex A-1